Exhibit 99.05

Southern Company
Consolidated Earnings
As Reported
(In Millions of Dollars)
	Three Months Ended March
	2020	2019	Change
Income Account-
Retail Electric Revenues-
Fuel	$677	$804	$(127)
Non-Fuel	2,401	2,280	121
Wholesale Electric Revenues	418	499	(81)
Other Electric Revenues	151	168	(17)
Natural Gas Revenues	1,249	1,474	(225)
Other Revenues	122	187	(65)
Total Revenues	5,018	5,412	(394)
Fuel and Purchased Power	817	1,020	(203)
Cost of Natural Gas	439	686	(247)
Cost of Other Sales	55	118	(63)
Non-Fuel O & M	1,296	1,314	(18)
Depreciation and Amortization	857	751	106
Taxes Other Than Income Taxes	330	329	1
(Gain) Loss on Dispositions, net	(39)	(2,497)	2,458
Total Operating Expenses	3,755	1,721	2,034
Operating Income	1,263	3,691	(2,428)
Allowance for Equity Funds Used During Construction	34	32	2
Earnings from Equity Method Investments	42	48	(6)
Interest Expense, Net of Amounts Capitalized	456	430	26
Other Income (Expense), net	103	78	25
Income Taxes	145	1,360	(1,215)
Net Income	841	2,059	(1,218)
Less:
Dividends on Preferred Stock of Subsidiaries	4	4	—
Net Loss Attributable to Noncontrolling Interests	(31)	(29)	(2)
NET INCOME ATTRIBUTABLE TO SOUTHERN COMPANY	$868	$2,084	$(1,216)
Notes
- Certain prior year data may have been reclassified to conform with current year presentation.